Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-169125) and Form S-8 (Nos. 33-39113, 33-54357, 333-42842, 333-123512, and 333-168157) of Briggs & Stratton Corporation of our report dated August 28, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, WI
August 28, 2012